Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,410,054
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,484,876)
Dividend Income	144,533
Interest Income	248,506
ETF Transaction Fees	350
Total Income (Loss)	$4,318,567

Expenses
General Partner Management Fees	$51,143
Professional Fees	36,754
Brokerage Commissions	7,180
Directors' Fees and insurance	2,134
License fees	1,279
Total Expenses	$98,490
Net Income (Loss)	$4,220,077

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/24	$96,535,395
Withdrawals ((50,000) Shares)	(3,254,727)
Net Income (Loss)	4,220,077

Net Asset Value End of Month	$97,500,745
Net Asset Value Per Share (1,600,000 Shares)	$60.94

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596